Exhibit 16.1

June 30, 2016

Securities and Exchange Commission

100 F Street N.E.

Washington, D.C. 20549

We have been furnished with a copy of the response to Item 4.01 of Form 8-K for the event that occurred on June 27, 2016, to be filed by our former client, Dakota Plains Holdings, Inc. We agree with the statements made in response to that Item insofar as they relate to our Firm.

Very Truly Yours,

Gateway 5 • 178 S Rio Grande Street, Suite 200 • Salt Lake City, Utah 84101 • (801) 269-1818 • Fax (801) 266-3481